SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 3, 2004 (February 2, 2004)

JPS INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-27038	57-0868166
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

555 North Pleasantburg Drive, Suite 202, Greenville, SC 29607

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (864) 239-3900

Item 5. Other Events.

On February 3, 2004, JPS Industries, Inc. (the “Company”) announced that on February 2, 2004 it received notification from the Listing Qualifications Department of The Nasdaq Stock Market, Inc., that, based on the Company’s Annual Report on Form 10-K for the period ended November 1, 2003, the Company does not meet the minimum standards for continued listing on The Nasdaq National Market, as more fully described in the press release attached hereto as Exhibit 99.1, which is hereby incorporated by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

The following exhibits are filed with this report:

Exhibit No.	Exhibit Description
99.1	Press Release, dated February 3, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPS INDUSTRIES, INC.

By: /s/ CHARLES R. TUTTEROW

Name: Charles R. Tutterow

Title: Executive Vice President and

Chief Financial Officer

Date: February 3, 2004

INDEX OF EXHIBITS

Exhibit No.	Exhibit Description
99.1	Press Release, dated February 3, 2004.